Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

State Auto Financial Corporation

(Not to be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of State Auto Financial Acquisition Corporation, an Illinois corporation wholly owned by Gregory Mark Shepard, an Illinois individual, to purchase 8,000,000 common shares, at a price of $32.00 per share, net to the seller in cash without interest thereon, upon the terms and conditions set forth in the Offer to Purchase dated August 20, 2003 and the related Letter of Transmittal if: (i) certificates (“Common Share Certificates”) evidencing shares of common stock, no par value (the “Common Shares”) are not immediately available, (ii) Common Share Certificates and all other required documents cannot be delivered to Mellon Investor Services, L.L.C., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal and the Offer) and a representation that the shareholder owns the Common Shares, and that the tender of the Common Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See Section 3 of the Offer.

The Depositary for the Offer is:

Mellon Investor Services, L.L.C.

By Mail: Post Office Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Overnight Courier Delivery: 85 Challenger Road–Mail Drop–Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Department	By Hand: 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department

By Facsimile Transmission: (201) 296-4293

Confirm by Telephone: (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to State Auto Financial Acquisition Corporation, an Illinois corporation wholly owned by Gregory Mark Shepard, an Illinois individual, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 20, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):	Signature(s) of Holder(s)

Dated: , 2003

Name(s) of Holders:

☐ Check box if Shares will be delivered by book-entry transfer

Account No.

Please Type or Print

Address

Zip Code

Area Code and Telephone No.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”) hereby (a) represents that the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that the tender of Common Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of Common Share Certificates tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depositary Trust Company in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in Section 3 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the Common Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

(PLEASE PRINT)

Name:

Address:

(Zip Code)

AUTHORIZED SIGNATURE:

Name:

Title:

Daytime Area Code and Tel. No.:

Dated:

NOTE:	DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. COMMON SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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